Clearwater Analytics Announces First Quarter 2025 Financial Results

Record Quarterly Revenue of $126.9 Million, Up 24% Year-Over-Year
Annualized Recurring Revenue of $493.9 Million, Up 23% Year-Over-Year
Gross Revenue Retention Rate of 98%; Net Revenue Retention Rate of 114%
Net Income of $6.9 Million
Adjusted EBITDA of $45.1 Million, Up 40% Year-Over-Year

BOISE, Idaho — April 30, 2025 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“Clearwater Analytics” or the “Company”), the most comprehensive technology platform for investment management, today announced its financial results for the quarter ended March 31, 2025.

“In Clearwater's final quarter prior to its acquisitions of Enfusion, Beacon and Bistro, I'm incredibly proud to report both exceptional results and milestone achievements. Since our first Investor Day in 2023, our execution has consistently exceeded expectations across key metrics, such as gross margins reaching 78.9%, approaching our 80% target ahead of schedule, and R&D spend decreasing from 25-26% to 21.6% of revenue. While we initially projected margin improvements of 50 and 200 basis points in gross margin and EBITDA, respectively, we’ve delivered growth at a significantly faster pace. Our value proposition has proven even more compelling in volatile market environments because institutional investors need to see a comprehensive view of their global assets with greater frequency and sophistication,” said Sandeep Sahai, CEO at Clearwater Analytics. “While our metrics will reset following the completion of our acquisitions, our long-term goals remain unchanged and our journey of improvement will continue unabated. Our strong ARR growth, expanding margins, and improved efficiencies demonstrate our progress as we continue to reshape the future of investment operations with the industry’s most comprehensive investment management platform.”

“We’re very pleased with Clearwater’s first quarter results. In addition to our strong revenue and stellar EBITDA, our free cash flow generation in the quarter increased 168% year-over-year. I’m also pleased to report that Enfusion’s Q1 2025 preliminary revenue was $54.5 million, or 13% year-over-year growth, consistent with what we had expected,” said Jim Cox, CFO at Clearwater Analytics.

First Quarter 2025 Financial Results Summary

•Revenue: Total revenue for the first quarter of 2025 was $126.9 million, an increase of 23.5%, from $102.7 million in the first quarter of 2024.

•Gross Profit: Gross profit for the first quarter of 2025 increased to $92.9 million, which equates to a 73.3% GAAP gross margin, compared with gross profit of $74.5 million and GAAP gross margin of 72.6% in the first quarter of 2024. Non-GAAP gross profit for the first quarter of 2025 was $100.1 million, which equates to a 78.9% non-GAAP gross margin and an increase of 80 basis points over the first quarter of 2024.

•Net Income: Net income for the first quarter of 2025 was $6.9 million, compared with net income of $2.2 million in the first quarter of 2024. Non-GAAP net income for the first quarter of 2025 increased to $34.9 million, an increase of 33.1% from $26.2 million in the first quarter of 2024.

•Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2025 was $45.1 million, an increase of 40.0%, from $32.2 million in the first quarter of 2024. Adjusted EBITDA margin for the first quarter of 2025 was 35.5%, an increase of 420 basis points over the first quarter of 2024.

•Cash Flows: Operating cash flows for the first quarter of 2025 were $24.5 million. Free cash flows for the first quarter of 2025 were $23.0 million, an increase of 167.8% over the first quarter of 2024.

•Earnings Per Share and Non-GAAP Net Income Per Share attributable to Clearwater Analytics Holdings, Inc.: Earnings per basic share was $0.03, and earnings per diluted share was $0.03 in the first quarter of 2025. Non-GAAP net income per basic share was $0.15, and non-GAAP net income per diluted share was $0.13 in the first quarter of 2025.

•Cash, cash equivalents, and investments were $282.9 million as of March 31, 2025. Total debt, net of debt issuance cost, was $45.2 million as of March 31, 2025.

First Quarter 2025 Key Metrics Summary

•Annualized Recurring Revenue: As of March 31, 2025, annualized recurring revenue (“ARR”) reached $493.9 million, an increase of 22.7% from $402.3 million as of March 31, 2024.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the number of days in the month and multiplying by 365.

•Gross Revenue Retention Rate: As of March 31, 2025, the gross revenue retention rate was 98%, compared to 99% as of March 31, 2024.

Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.

•Net Revenue Retention Rate: As of March 31, 2025, the net revenue retention rate was 114%, compared to 116% as of December 31, 2024 and 110% as of March 31, 2024.

Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.
Recent Business Highlights

•Clearwater completed its acquisitions of Beacon today and Enfusion on April 21, 2025, and an asset purchase of Blackstone’s proprietary portfolio visualization software platform, Bistro, on March 31, 2025. These acquisitions aim to accelerate Clearwater’s vision of creating a unified, real-time portfolio view across all asset types—from public equities and private credit to structured products and alternatives—in a single, cloud-native platform, ultimately building the first comprehensive cloud-native front-to-back solution for the entire investment management industry.

•The Company expanded its footprint within existing clients and added marquee clients such as: AllianceBernstein LP US, Allied Trust Insurance Company, Central Bank of Peru, Community Funds, Inc., Community Health Plan of WA, Crosslight Global Investment Partners, El Paso Community Foundation, Elan Insurance USVI, Inc., Grange Insurance Association, Kayne Anderson Rudnick Investment Management, Le Sphinx Assurances Luxembourg S.A., Marquette Indemnity & Life Insurance Company, McCormick & Company, Incorporated, Mirum Pharmaceuticals, Inc., Rho Capital Partners, Inc., Security Mutual, Southern Vanguard Insurance Co., SSA Marine, Suecia Insurance Company, Universal Insurance Holdings of North America, Inc., and Vault Insurance.

•The Company announced that it won the Technology Provider of the Year Excellence Award for the third consecutive year. The InsuranceAsia News Excellence Awards, which celebrates the best firms in the Asia Pacific (re)insurance market, honored Clearwater for playing a crucial role in helping insurers achieve efficiency and analytical superiority and leveraging new technologies to future-proof their business and the industry.

Guidance for Clearwater Analytics (excluding Enfusion and Beacon acquisitions):

Second Quarter 2025
Revenue	$129 million
Year-over-Year Growth %	~21%
Adjusted EBITDA	$45 million
Adjusted EBITDA Margin %	~35%
*Combined guidance for pro-rated revenue of Enfusion and Beacon in the second quarter for a total impact of acquired revenue for the second quarter of 2025 of $45 million. The combined contribution of the acquired businesses pro-rated Adjusted EBITDA for the second quarter of 2025 is $8 million. This guidance assumes pro-rated amount of revenue and Adjusted EBITDA from the closing date of each acquisition to the end of the second quarter of 2025.

Consolidated Guidance for Clearwater Analytics (including Enfusion and Beacon acquisitions from the closing date of each acquisition):

Full Year 2025
Revenue	$720 million to $728 million
Year-over-Year Growth %	~59% to 61%
Adjusted EBITDA	$230 million to $235 million
Adjusted EBITDA Margin %	~32%
Total equity-based compensation expense and related payroll taxes (including one-time charges)	~$139 million
Depreciation and Amortization	~$100 million to $120 million
Non-GAAP effective tax rate	25%
Diluted non-GAAP share count	~$303 million

Certain components of the guidance given above are provided on a non-GAAP basis only without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations.
Conference Call Details
Clearwater Analytics will hold a conference call and webcast on April 30, 2025, at 5:00 p.m. Eastern time to discuss first quarter 2025 financial results, provide a general business update, and respond to analyst questions.
A live webcast of the call will also be available on the Company’s investor relations website. Please visit investors.clearwateranalytics.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.
If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.
About Clearwater Analytics
Clearwater Analytics (NYSE: CWAN) is transforming investment management with the industry’s most comprehensive cloud-native platform for institutional investors across global public and private markets. While legacy systems create risk, inefficiency, and data fragmentation, Clearwater’s single-instance, multi-tenant architecture delivers real-time data and AI-driven insights throughout the investment lifecycle. The platform eliminates information silos by integrating portfolio management, trading, investment accounting, reconciliation, regulatory reporting, performance, compliance, and risk analytics in one unified system. Serving leading insurers, asset managers, hedge funds, banks, corporations, and governments, Clearwater supports over $8.8 trillion in assets globally. Learn more at clearwateranalytics.com.

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Investor Contact:
Joon Park | +1 415-906-9242 | investors@clearwateranalytics.com
Media Contact:
Claudia Cahill | +1 703-728-1221 | press@clearwateranalytics.com
Use of non-GAAP Information
This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow.
The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.
The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, transaction expenses, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.
Use of Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the timing of the consummation of acquisition of Enfusion and the ability to satisfy closing conditions, the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.
Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company’s ability to successfully integrate the operations and technology of its recently completed acquisitions of Enfusion, Beacon and Bistro (the “Recent Acquisitions”) with those of the Company and to obtain third party data rights, retain and incentivize the employees of the Recent Acquisitions following the close of the Recent Acquisitions, retain the Recent Acquisitions’ clients, repay debt to be incurred in connection with the Recent Acquisitions and meet financial covenants to be imposed in connection with such debt, risks that cost savings, synergies and growth from the Recent Acquisitions may not be fully realized or may take longer to realize than expected, the Company's ability to keep pace with rapid technological change and market developments, including artificial intelligence, competitors in its industry, the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, the Company's ability to manage growth, the Company’s ability to attract and retain skilled employees, the possibility that the Company’s solutions fail to perform properly, disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, factors related to the Company's ownership structure as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 26, 2025 (as amended by Amendment No. 1 thereto, filed with the SEC on March 7, 2025), and in other periodic reports filed by the Company with the SEC. These filings are available at www.sec.gov and on the Company’s website.
Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the time they are made. The Company does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of the Company.
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Clearwater Analytics Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts and per share amounts, unaudited)

	March 31		December 31
	2025		2024
Assets
Current assets:
Cash and cash equivalents	$275,159		$177,350
Short-term investments	7,695		78,139
Accounts receivable, net	111,447		106,151
Prepaid expenses and other current assets	27,762		23,006
Total current assets	422,063		384,646
Property and equipment, net	14,747		14,797
Operating lease right-of-use assets, net	23,124		24,797
Deferred contract costs, non-current	5,985		7,013
Debt issuance costs - line of credit	291		339
Deferred tax assets, net	600,626		602,500
Other non-current assets	2,990		3,340
Intangible assets, net	142,869		30,868
Goodwill	72,627		70,971
Long-term investments	—		30,301
Total assets	$1,285,322		$1,169,572
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,042		$2,934
Accrued expenses and other current liabilities	60,514		55,654
Deferred revenue	9,061		7,329
Notes payable, current portion	2,750		2,750
Operating lease liability, current portion	8,584		8,350
Tax receivable agreement liability	—		35
Total current liabilities	82,951		77,052
Notes payable, less current maturities and unamortized debt issuance costs	42,497		43,164
Operating lease liability, less current portion	15,719		17,655
Other long-term liabilities	1,548		1,470
Total liabilities	142,715		139,341
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 226,434,329 shares issued and outstanding as of March 31, 2025, 212,857,580 shares issued and outstanding as of December 31, 2024	226		213
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, no share issued and outstanding as of March 31, 2025, and December 31, 2024	—		—
Class C common stock, par value $0.001 per share; 500,000,000 shares authorized, 12,542,110 shares issued and outstanding as of March 31, 2025, and December 31, 2024	13		13
Class D common stock, par value $0.001 per share; 500,000,000 shares authorized, 16,155,059 shares issued and outstanding as of March 31, 2025, 22,243,668 shares issued and outstanding as of December 31, 2024	16		22
Additional paid-in-capital	827,389		725,174
Accumulated other comprehensive income (loss)	1,978		(1,113)
Retained earnings	286,208		283,946
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	1,115,830	1,115,830	1,008,255
Non-controlling interests	26,777		21,976
Total stockholders' equity	1,142,607	1,142,607	1,030,231
Total liabilities and stockholders' equity	$1,285,322		$1,169,572

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$126,864	$102,719
Cost of revenue(1)	33,924	28,178
Gross profit	92,940	74,541
Operating expenses:
Research and development(1)	37,400	37,676
Sales and marketing(1)	19,631	16,311
General and administrative(1)	28,827	20,720
Total operating expenses	85,858	74,707
Income (loss) from operations	7,082	(166)
Interest income, net	(1,694)	(2,060)
Tax receivable agreement expense	—	286
Other (income) expense, net	290	(530)
Income before income taxes	8,486	2,138
Provision for (benefit from) income taxes	1,550	(98)
Net income	6,936	2,236
Less: Net income attributable to non-controlling interests	426	338
Net income attributable to Clearwater Analytics Holdings, Inc.	$6,510	$1,898

Net income per share attributable to Class A and Class D common stockholders stock:
Basic	$0.03	$0.01
Diluted	$0.03	$0.01

Weighted average shares of Class A and Class D common stock outstanding:
Basic	237,324,564	213,259,463
Diluted	246,212,517	255,458,196

(1)Amounts include equity-based compensation as follows:

Cost of revenue	$3,464	$3,146
Operating expenses:
Research and development	8,698	8,911
Sales and marketing	4,009	3,821
General and administrative	7,541	8,347
Total equity-based compensation expense	$23,712	$24,225

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$6,936	$2,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,146	2,550
Noncash operating lease cost	2,375	2,232
Equity-based compensation	23,712	24,225
Amortization of deferred contract acquisition costs	1,350	1,217
Amortization of debt issuance costs, included in interest expense	69	69
Deferred tax benefit	1,250	(1,022)
Accretion of discount on investments	(284)	(574)
Realized gain on investments	(112)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(5,296)	(4,676)
Prepaid expenses and other assets	(2,576)	(4,198)
Deferred contract acquisition costs	7	(747)
Accounts payable	(918)	9
Accrued expenses and other liabilities	(5,124)	(9,444)
Tax receivable agreement liability	(35)	(1,840)
Net cash provided by operating activities	24,500	10,037
INVESTING ACTIVITIES
Purchases of property and equipment	(1,468)	(1,438)
Purchase of held to maturity investments	(4,686)	—
Purchases of available-for-sale investments	—	(31,898)
Proceeds from sale of available-for-sale investments	89,479	—
Proceeds from maturities of investments	16,200	21,536
Net cash provided by (used in) investing activities	99,525	(11,800)
FINANCING ACTIVITIES
Proceeds from exercise of options	—	104
Taxes paid related to net share settlement of equity awards	(24,402)	(28,774)
Repayments of borrowings	(688)	(687)
Payment of debt issuance costs	(2,159)	—
Payment of acquisition holdback liability	—	(780)
Payment of tax distributions	—	(8)
Net cash used in financing activities	(27,249)	(30,145)
Effect of exchange rate changes on cash and cash equivalents	1,033	(213)
Change in cash and cash equivalents during the period	97,809	(32,121)
Cash and cash equivalents, beginning of period	177,350	221,765
Cash and cash equivalents, end of period	$275,159	$189,644
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$1,282	$911
Cash paid for income taxes	$583	$445
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment included in accounts payable and accrued expense	$64	$83
Release of tax distributions payable to Continuing Equity Owners accrued in prior year	$(23)	$(512)
Tax distributions payable to Continuing Equity Owners included in accrued expenses	$29	$2,433
Acquisition of intangible assets paid in common stock	$102,729	$—
Acquisition holdback liability included in accrued expenses and other liabilities	$10,000	$3,905

Clearwater Analytics Holdings, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands, unaudited)

	Three Months Ended March 31,
	2025		2024
	(in thousands, except percentages)
Net income	$6,936	5%	$2,236	2%
Adjustments:
Interest income, net	(1,694)	(1%)	(2,060)	(2%)
Depreciation and amortization	3,146	2%	2,550	2%
Equity-based compensation expense and related payroll taxes	27,562	22%	28,481	28%
Tax receivable agreement expense	—	—%	286	0%
Transaction expenses(1)	7,280	6%	802	1%
Provision for (benefit from) income tax expense	1,550	1%	(98)	0%
Other expense, net	290	0%	5	0%
Adjusted EBITDA	45,070	36%	32,202	31%
Revenue	$126,864	100%	$102,719	100%
(1) Transaction expenses primarily consist of professional fees and administrative costs for closed and pending acquisitions.

Clearwater Analytics Holdings, Inc.
Reconciliation of Free Cash Flow
(In thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$24,500	$10,037
Less: Purchases of property and equipment	1,468	1,438
Free Cash Flow	$23,032	$8,599

Clearwater Analytics Holdings, Inc.
Reconciliation of Non-GAAP Information
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$126,864	$102,719

Gross profit	$92,940	$74,541
Adjustments:
Equity-based compensation expense and related payroll taxes	4,374	3,522
Depreciation and amortization	2,764	2,102
Gross profit, non-GAAP	$100,078	$80,165
As a percentage of revenue, non-GAAP	79%	78%

Cost of Revenue	$33,924	$28,178
Adjustments:
Equity-based compensation expense and related payroll taxes	4,374	3,522
Depreciation and amortization	2,764	2,102
Cost of revenue, non-GAAP	$26,786	$22,554
As a percentage of revenue, non-GAAP	21%	22%

Research and development	$37,400	$37,676
Adjustments:
Equity-based compensation expense and related payroll taxes	9,827	11,874
Depreciation and amortization	122	201
Research and development, non-GAAP	$27,451	$25,601
As a percentage of revenue, non-GAAP	22%	25%

Sales and marketing	$19,631	$16,311
Adjustments:
Equity-based compensation expense and related payroll taxes	5,000	4,169
Depreciation and amortization	153	135
Sales and marketing, non-GAAP	$14,478	$12,007
As a percentage of revenue, non-GAAP	11%	12%

General and administrative	$28,827	$20,720
Adjustments:
Equity-based compensation expense and related payroll taxes	8,361	8,916
Depreciation and amortization	107	112
Amortization of prepaid management fees and reimbursable expenses	—	535
Transaction expenses	7,280	802
General and administrative, non-GAAP	$13,079	$10,355
As a percentage of revenue, non-GAAP	10%	10%

Income (loss) from operations	$7,082	$(166)
Adjustments:

Equity-based compensation expense and related payroll taxes	27,562	28,481
Depreciation and amortization	3,146	2,550
Amortization of prepaid management fees and reimbursable expenses	—	535
Transaction expenses	7,280	802
Income from operations, non-GAAP	$45,070	$32,202
As a percentage of revenue, non-GAAP	36%	31%

Net income	$6,936	$2,236
Adjustments:
Equity-based compensation expense and related payroll taxes	27,562	28,481
Depreciation and amortization	3,146	2,550
Tax receivable agreement expense	—	286
Amortization of prepaid management fees and reimbursable expenses	—	535
Transaction expenses	7,280	802
Tax impacts of adjustments to net income(1)	(10,069)	(8,698)
Net income, non-GAAP	$34,855	$26,192
As a percentage of revenue, non-GAAP	27%	25%

Net income per share - basic, non-GAAP	$0.15	$0.12
Net income per share - diluted, non-GAAP	$0.13	$0.10

Weighted-average common shares outstanding - basic	237,324,564	213,259,463
Weighted-average common shares outstanding - diluted	258,754,627	255,458,196
(1)The non-GAAP effective tax rate was 25% for the three months ended March 31, 2025 and 2024, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share.